Exhibit 99.1

SmartRent Reports Fourth Quarter 2023 Results – Adjusted EBITDA Positive

Ended the Year with $216 million in Cash, Cash Equivalents and Restricted Cash

Announcing $50 million Share Repurchase Program, Investment in Community WiFi Solution

Scottsdale, Ariz., March 5, 2024 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the rental housing industry, today reported financial results for the three months and year ended December 31, 2023. Management is hosting an investor call to discuss results today, March 5, 2024, at 10:30 a.m. Eastern Time.

Financial and Business Highlights for the Fourth Quarter and Full-Year 2023

●
Revenue of $60.3 million and $236.8 million for Q4 and full year, respectively, up 49% and 41% year-over-year, respectively.
●
SaaS Revenue of $11.6 million and $41.1 million for Q4 and full year, respectively, up 43% and 48% year-over-year, respectively.
●
Net Loss of $(3.3) million and $(34.6) million for Q4 and full year, respectively, down 85% and 64% year-over-year, respectively.
●
Adjusted EBITDA of $0.7 million and $(19.2) million for Q4 and full year 2023, respectively. Q4 2023 was our first period of generating a positive Adjusted EBITDA compared to Q4 2022 loss of $(14.1) million and fiscal year 2022 loss of $(74.7) million.
●
Balance Sheet: $215.7 million in cash, cash equivalents and restricted cash as of December 31, 2023, no debt and an undrawn credit facility of $75 million.

Management Commentary

“In the fourth quarter we achieved our two-year goal to become Adjusted EBITDA profitable, marking a new inflection point in our company's history," said SmartRent CEO Lucas Haldeman. "We accomplished this goal by executing deliberate, strategic actions in our operations and by focusing on the three tenets of our business that create our sustainable competitive advantage: purpose-built hardware, open software and robust end-to-end implementation and support. We are proud to mark this milestone and look forward to continuing to develop innovative solutions to strengthen our market-leading position as the smart communities and operations provider to the rental housing industry. In 2024, this includes investing in scaling our Community WiFi capabilities to take advantage of the early-stage multi-billion dollar market opportunity and complement our existing product offerings."

Today the Company also announced a $50 million stock repurchase program. SmartRent’s Board and management team are constantly evaluating how to generate enhanced returns for its cash and believe there is no better investment than in the Company.

Exhibit 99.1

Fourth Quarter and Full-Year 2023 Results

Total revenue for the year was $236.8 million, up 41% from $167.8 million in 2022, as strong top-line growth continued. Q4 total revenue was $60.3 million, an increase of 49% from Q4 2022. Full-year SaaS revenue increased to $41.1 million from $27.8 million in 2022, a 48% increase, while Q4 SaaS revenue increased to $11.6 million from $8.1 million in Q4 2022, an increase of 43%. Full-year SaaS ARPU for all products increased 1% from $5.32 in 2022 to $5.40 in 2023. Gross margins for all three revenue streams improved during the quarter from Q3. Hardware gross margin increased from 23% to 27%, professional services gross margin improved from (87%) to (63%), and hosted services gross margin increased from 64% to 67%. The combination of the three revenue streams resulted in a total gross margin of 28% and a gross profit of $17.0 million, the seventh consecutive quarter of improvement.

Research and development expense, sales and marketing expense, and general and administrative expense, decreased individually and in aggregate for the quarter. Total operating expenses for the year were $92.7 million versus $105.6 million in 2022. In Q4 operating expenses were $22.8 million, down $3.4 million from Q4 2022.

Net loss was $(3.3) million for Q4 2023, a $4.4 million improvement from Q3, and $(21.4) million in Q4 2022. In 2023 net loss was $(34.6) million, a $61.7 million improvement from $(96.3) million in 2022. Adjusted EBITDA was $0.7 million for Q4 2023, a $5.8 million improvement from Q3, and $(14.1) million in Q4 2022. In 2023 Adjusted EBITDA was $(19.2) million, a $55.5 million improvement from $(74.7) million in 2022.

Units Deployed as of the end of the year were 719,691. New Units Deployed for 2023 were 172,495, a decrease of 17% from 2022. New Units Deployed for Q4 were 37,059, up from 32,308 in Q3 2023. Bookings during the quarter were $39.9 million, and Units Booked were 41,848. ARR Booked in Q4 exceeded $5 million for the second consecutive quarter and SaaS ARPU for Units Booked in the full year 2023 increased to $8.32 from $4.60 last year. Our Net Revenue Retention for 2023 was 105%.

The Company ended 2023 with a cash balance of $215.7 million. The increase in cash was due primarily to improved inventory management and demand forecasting to reduce inventory levels. On August 8, 2023, the Company announced the selection of ADI Global Distribution as its preferred distribution partner. The increase in cash is not a result of the ADI arrangement, but is a part of the Company’s plan to improve internal processes as it gradually transitions to ADI over the next year.

Exhibit 99.1

Revenue Drivers

	For the three months ended December 31,
	2023	2022	% Change
Hardware
Hardware Units Shipped	49,962	48,715	3%
Hardware ARPU	$729.69	$362.93	101%

Professional Services
New Units Deployed	37,059	42,787	(13%)
Professional Services ARPU	$180.58	$205.46	(12%)

Hosted Services
Units Deployed (1)	719,691	547,196	32%
Average aggregate units deployed	701,162	525,803	33%
Non-distinct hub amortization ARPU	$2.64	$3.80	(31%)
SaaS ARPU	$5.50	$5.12	7%

Bookings
Units Booked	41,848	64,439	(35%)
Bookings (in thousands)	$39,948	$51,551	(23%)
Units Booked SaaS ARPU	$11.88	$4.39	171%

(1) As of the last date of the quarter

Exhibit 99.1

Share Repurchase Program

The Company’s Board of Directors has authorized a stock repurchase program of up to $50 million of SmartRent’s outstanding common stock. Repurchases may be affected from time to time, either on the open market (including pre-set trading plans), in privately negotiated transactions, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program will be funded using SmartRent’s working capital and any repurchased shares will be retired. The repurchase program does not obligate SmartRent to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at SmartRent’s discretion.

Financial Outlook

“We are proud to have met our goal of achieving Adjusted EBITDA profitability in Q4 2023 while maintaining strong growth particularly in our SaaS revenue stream, which has increased 75% CAGR since 2020,” said SmartRent CFO Daryl Stemm. “Our strong balance sheet will allow us to invest in the business and generate enhanced shareholder value while maintaining sufficient liquidity for ample financial flexibility. We are constantly evaluating opportunities for the prudent deployment of our cash to generate highly attractive returns for our shareholders.”

SmartRent believes Community WiFi offers a tremendous and sustainable multi-billion dollar growth opportunity and, as part of its investment to capture that long-term opportunity, growth and profitability may be impacted in the first half of the year as Wi-Fi sales cycles and deployments require significantly longer periods of time versus the IoT offerings. The Company anticipates growth and profitability will rebound in the second half of the year.

Accordingly, guidance for Q1 and full-year 2024 are as follows:

First Quarter 2024 Guidance

●
Total Revenue of $47 to $53 million
●
Adjusted EBITDA of $(1) million to positive $250 thousand

Full-Year 2024 Guidance

●
Total Revenue of $260 to $290 million
●
Adjusted EBITDA of $5 to $8 million

Exhibit 99.1

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

SmartRent has not provided the forward-looking GAAP equivalents or a GAAP reconciliation for forward-looking Adjusted EBITDA in this presentation due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of Adjusted EBITDA guidance to net income or loss is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Conference Call Information

SmartRent is hosting a conference call today, March 5, 2024 at 10:30 a.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here.

A fourth quarter and year-end 2023 earnings deck is available on the Investor Relations section of SmartRent’s website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the multifamily industry. The company’s unmatched platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, expansion of our Community WiFI offering, expected benefits from stock repurchase program, and other future events. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products

Exhibit 99.1

and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release., including EBITDA and Adjusted EBITDA These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, non-recurring warranty provisions, asset impairment, loss on extinguishment of debt, non-recurring expenses in connection with acquisitions, severance charges, and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. We define EBITDA as net income or loss computed in accordance with GAAP before interest income/expense, income tax expense and depreciation and amortization.

EBITDA and Adjusted EBITDA may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

Exhibit 99.1

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. These metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of Hub Devices that have been installed (including customer self-installations) as of a stated measurement date.

New Units Deployed is defined as the aggregate number of Hub Devices that were installed (including customer self-installations) during a stated measurement period.

Units Shipped is defined as the aggregate number of Hub Devices that have been shipped from warehouse locations during a stated measurement period.

Units Booked is defined as the aggregate number of Hub Device units associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only.

Bookings represent the contract value of hardware, professional services, and the first year of ARR for binding orders executed during a stated measurement period.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

Exhibit 99.1

Average Revenue per Unit (“ARPU”) is used to assess the growth and health of the overall business and reflects our ability to acquire, retain, engage and monetize our customers, and thereby drive revenue. Each revenue stream ARPU is calculated as follows:

Hardware ARPU is total hardware revenue during a given period divided by the total Units Shipped during the same period.

Professional Services ARPU is total professional services revenue during a given period divided by the total New Units Deployed during the same period.

SaaS ARPU is total SaaS revenue during a given period divided by the average aggregate Units Deployed in the same period.

Net Revenue Retention is defined as revenue from customers at the end of a prior period compared to revenue from the same set of customers at the end of the current period. This includes any reductions in revenue caused by cancellations or downgrades, offset by additions to revenue from price increases on existing products, additions of new products at existing properties and subscription upgrades.

EBITDA and Adjusted EBITDA: Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business.

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	For the three months ended December 31,		For the years ended December 31,
	2023	2022	2023	2022	2021
Revenue
Hardware	$ 36,457	$ 17,680	$ 137,201	$ 87,372	$ 69,629
Professional services	6,692	8,791	35,473	32,301	22,732
Hosted services	17,104	14,080	64,164	48,148	18,276
Total revenue	60,253	40,551	236,838	167,821	110,637

Cost of revenue
Hardware	26,662	15,063	108,780	83,289	70,448
Professional services	10,922	15,879	55,495	59,547	38,189
Hosted services	5,669	5,688	23,034	23,637	12,073
Total cost of revenue	43,253	36,630	187,309	166,473	120,710

Operating expense
Research and development	7,465	7,336	28,805	29,422	21,572
Sales and marketing	4,583	4,670	19,209	20,872	14,017
General and administrative	10,783	14,185	44,674	55,305	25,990
Total operating expense	22,831	26,191	92,688	105,599	61,579

Loss from operations	(5,831)	(22,270)	(43,159)	(104,251)	(71,652)

Interest income (expense), net	2,516	1,199	8,580	1,946	(249)
Other (expense) income, net	(71)	29	(116)	595	55
Loss before income taxes	(3,386)	(21,042)	(34,695)	(101,710)	(71,846)

Income tax (benefit) expense	(86)	347	(108)	(5,388)	115
Net loss	$ (3,300)	$ (21,389)	$ (34,587)	$ (96,322)	$ (71,961)
Other comprehensive loss
Foreign currency translation adjustment	53	898	(40)	(185)	(226)
Comprehensive loss	$ (3,247)	$ (20,491)	$ (34,627)	$ (96,507)	$ (72,187)
Net loss per common share
Basic and diluted	$ (0.02)	$ (0.11)	$ (0.17)	$ (0.49)	$ (0.96)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	203,200	197,011	200,700	195,575	74,721

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$ 215,214	$ 210,409
Restricted cash, current portion	495	7,057
Accounts receivable, net	61,903	62,442
Inventory	41,575	75,725
Deferred cost of revenue, current portion	11,794	13,541
Prepaid expenses and other current assets	9,359	9,182
Total current assets	340,340	378,356
Property and equipment, net	1,400	2,069
Deferred cost of revenue	11,251	22,508
Goodwill	117,268	117,268
Intangible assets, net	27,249	31,123
Other long-term assets	12,248	9,521
Total assets	$ 509,756	$ 560,845

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 15,076	$ 18,360
Accrued expenses and other current liabilities	24,976	34,396
Deferred revenue, current portion	77,257	80,020
Total current liabilities	117,309	132,776
Deferred revenue	45,903	59,928
Other long-term liabilities	4,096	3,941
Total liabilities	167,308	196,645

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of December 31, 2023 and December 31, 2022; no shares of preferred stock issued and outstanding as of December 31, 2023 and December 31, 2022	-	-

Stockholders' equity
Common stock, $0.0001 par value; 500,000 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 203,327 and 198,525 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	628,156	615,281
Accumulated deficit	(285,512)	(250,925)
Accumulated other comprehensive loss	(216)	(176)
Total stockholders' equity	342,448	364,200
Total liabilities, convertible preferred stock and stockholders' equity	$ 509,756	$ 560,845

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (34,587)	$ (96,322)	$ (71,961)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	5,533	4,262	463
Amortization of debt discount	-	-	14
Asset Impairment	-	4,441	-
Non-employee warrant expense	(193)	289	931
Provision for warranty expense	2,135	(784)	7,634
Loss on extinguishment of debt	-	-	27
Non-cash lease expense	1,104	1,405	621
Stock-based compensation related to acquisition	109	811	812
Stock-based compensation	13,162	12,905	7,319
Compensation expense related to acquisition	2,057	5,042	-
Change in fair value of earnout related to acquisition	412	310	-
Deferred tax benefit	-	(5,720)	-
Non-cash interest expense	139	107	11
Provision for excess and obsolete inventory	2,494	117	(39)
Provision for doubtful accounts	819	242	226
Change in operating assets and liabilities
Accounts receivable	(177)	(15,943)	(23,969)
Inventory	31,689	(42,811)	(15,778)
Deferred cost of revenue	13,003	(9,880)	(9,315)
Prepaid expenses and other assets	838	5,570	(11,284)
Accounts payable	(3,484)	12,446	3,811
Accrued expenses and other liabilities	(11,046)	3,243	1,605
Deferred revenue	(16,800)	43,691	38,945
Lease liabilities	(1,226)	(1,254)	(449)
Net cash provided by (used in) operating activities	5,981	(77,833)	(70,376)

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(in thousands)

	For the years ended December 31,
	2023	2022	2021
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	-	(129,676)	-
Payments for iQuue acquisition, net of cash acquired	-	-	(5,902)
Payments for investment in non-affiliate	(2,250)	-	-
Purchase of property and equipment	(147)	(1,113)	(1,471)
Payment for loan receivable	-	-	(2,000)
Capitalized software costs	(3,626)	(3,204)	-
Net cash used in investing activities	(6,023)	(133,993)	(9,373)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on term loan	-	-	(4,861)
Payments of senior revolving facility transaction costs	-	-	(658)
Proceeds from warrant exercise	-	3	5
Proceeds from options exercise	913	186	-
Proceeds from ESPP purchases	809	1,125	-
Taxes paid related to net share settlements of stock-based compensation awards	(1,925)	(4,045)	-
Convertible preferred stock issued	-	-	35,000
Payments of convertible stock transaction costs	-	-	(207)
Proceeds from business combination and private offering	-	-	500,628
Payments for business combination and private offering transaction costs	-	(70)	(55,981)
Payment of earnout related to acquisition	(1,702)	-	-
Net cash (used in) provided by financing activities	(1,905)	(2,801)	473,926
Effect of exchange rate changes on cash and cash equivalents	(57)	(264)	(191)
Net decrease (increase) in cash, cash equivalents, and restricted cash	(2,004)	(214,891)	393,986
Cash, cash equivalents, and restricted cash - beginning of period	217,713	432,604	38,618
Cash, cash equivalents, and restricted cash - end of period	$ 215,709	$ 217,713	$ 432,604

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 215,214	$ 210,409	$ 430,841
Restricted cash, current portion	495	7,057	1,268
Restricted cash, included in other long-term assets	-	247	495
Total cash, cash equivalents, and restricted cash	$ 215,709	$ 217,713	$ 432,604

Exhibit 99.1

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	For the three months ended December 31,		For the years ended December 31,
	2023	2022	2023	2022	2021
	(dollars in thousands)		(dollars in thousands)
Net loss	$ (3,300)	$ (21,389)	$ (34,587)	$ (96,322)	$ (71,961)
Interest (income) expense, net	(2,516)	(1,199)	(8,580)	(1,946)	249
Income tax (benefit) expense	(86)	347	(108)	(5,388)	115
Depreciation and amortization	1,542	1,386	5,533	4,262	463
EBITDA	(4,360)	(20,855)	(37,742)	(99,394)	(71,134)
Stock-based compensation	3,042	3,098	13,271	13,716	8,131
Non-employee warrant expense	(193)	-	(193)	289	931
Compensation expense in connection with acquisitions	-	1,592	2,010	5,042	-
Asset impairment	-	2,000	-	4,441	-
Severance charges	265	-	1,070	-	-
Other acquisition expenses	243	53	651	1,197	-
Loss on extinguishment of debt	-	-	-	-	27
Non-recurring warranty provision	1,746	-	1,746	-	6,430
Adjusted EBITDA	$ 743	$ (14,112)	$ (19,187)	$ (74,709)	$ (55,615)

Investor Contact

Brian Ruttenbur
Senior Vice President, Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Senior Director, Corporate Communications
media@smartrent.com